Exhibit 10.1

SIXTH LOAN MODIFICATION AGREEMENT

THIS SIXTH LOAN MODIFICATION AGREEMENT (this “Modification”) dated as of March [ ], 2019, is by and among ORGANIC PRODUCTS TRADING COMPANY LLC, a Delaware limited liability company and COFFEE HOLDING CO., INC., a Nevada corporation (collectively, the “ Borrowers”), the Guarantors identified on the signatures pages hereto and STERLING NATIONAL BANK, a national banking association (the “Bank” or the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors and the Bank entered into that certain Amended and Restated Loan and Security Agreement dated as of April 25, 2017, as amended by (a) a certain letter agreement dated November 21, 2017, (b) a certain Loan Modification Agreement dated as of February 28, 2018, (c) a certain Loan Modification Agreement and Waiver dated as of March 23, 2018, (d) a certain Loan Modification Agreement and Waiver dated August 23, 2018, effective as of July 1, 2018 and (e) a certain Fifth Loan Modification Agreement dated September 14, 2018 (collectively, the “Loan Agreement”), for the purposes and consideration therein expressed, pursuant to which the Bank became obligated to make Loans to the Borrowers as provided therein;

WHEREAS, the Borrowers failed to comply with Annex 2, Section 16.2(d) of the Loan Agreement (Net Profit) for the period ending October 31, 2019 resulting in an Event of Default under the Loan Agreement (the “Specified Event of Default”): and

WHEREAS, the Borrowers have requested and the Bank has agreed to waive the Specified Event of Default and to otherwise amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement, in consideration of the Loans which may hereafter be made by the Bank to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

Definitions and Waiver

Section 1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Modification.

Section 1.2 Waiver of Specified Event of Default. The Bank hereby waives and elects to forego exercising rights and remedies in respect of the Specified Event of Default. Except as expressly set forth herein with respect to the Specified Event of Default, nothing in this Modification constitutes or shall be deemed to constitute a waiver of any of the rights or remedies of the Bank under the terms of the Loan Agreement, any Guaranty or applicable law, all of which are hereby reserved. The Bank is not waiving any Default or Event of Default other than the Specified Event of Default. Except as provided herein, all terms, conditions and covenants set forth in the Loan Documents shall remain unaffected and in full force and effect.

ARTICLE II

Modifications to the Loan Agreement

Section 2.1 Modification.

(a) Annex 1. Annex 1 of the Loan Agreement is amended by the amendment and restatement of the following definitions to read in their entirety as follows:

“Adjusted LIBOR Rate” means, for any Loan, the greater or (a) 3.50% and (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100% of 1%) determined by Lender to be equal to the sum of the LIBOR Rate plus the Applicable Margin for such Loan.

“Applicable Margin” means, for any day with respect to a Revolving Loan, 1.75%.

(b) Annex 2. Section 10 of Annex 2 of the Loan Agreement is amended and restated in its entirety to read as follows:

10. Maturity Date: The Revolving Credit Facility shall mature and terminate on March 31, 2022 (the “Maturity Date”). If the Maturity Date shall fall on a day which is not a Business Day, the due date for payment hereunder shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

ARTICLE III

Conditions of Effectiveness

Section 3.1 Effective Time. This Modification shall become effective as of the date first above written once the following conditions precedent have been satisfied in full (the “Effective Time”):

(a) Bank shall have received, at Bank’s office, a duly executed counterpart of this Modification from each Borrower and Guarantor.

(b) Bank shall have received, at Bank’s office, a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower’s board of directors or members authorizing its execution, delivery, and performance of this Modification and any documents relating hereto and (ii) confirming there have been no changes to the certificate of incorporation or certificate of formation of such Borrower, to the by-laws or operating agreement of such Borrower, or to the incumbency and signatures of such specific officers of such Borrower previously delivered to Bank, except as set forth in such certificate, and

(c) After giving effect to the waiver set forth in Section 1.2 above, no Default or Event of Default shall have occurred and be continuing.

Section 3.2 Amendment Fee. In consideration of the Lender’s agreement to enter into this Modification, Borrower shall pay to Lender a non-refundable amendment fee in an amount equal to $14,000. The amendment fee has been fully earned as of the Effective Date of this Modification, and shall be due and payable in full on the Effective Date of this Modification. Lender may obtain this amendment fee by charging such amount as a Revolving Loan under the Loan Agreement.

Sixth Loan Modification Agreement – Page 2

ARTICLE IV

Representations and Warranties

Section 4.1 Representations and Warranties of Borrower and Guarantor. In order to induce Bank to enter into this Modification, Borrowers and Guarantors hereby represent and warrant to Bank that:

(d) The representations and warranties contained in the Loan Agreement are true and correct in all material respects at and as of the Effective Time; provided, however, those representations and warranties containing a reference to a particular date shall continue to be qualified by reference to such date;

(e) The Borrowers and Guarantors are duly authorized to execute and deliver this Modification and are duly authorized to borrow and perform their obligations under the Loan Agreement and the other Loan Documents. The Borrowers and Guarantors have duly taken all corporate action necessary to authorize the execution and delivery of this Modification and to authorize the performance of the obligations of Borrowers and Guarantors hereunder;

(f) The execution and delivery by the Borrowers and Guarantors of this Modification, the performance by the Borrowers and Guarantors of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, violate or constitute a breach or default under (i) any provision of applicable law applicable to it or any of its Subsidiaries, (ii) its organizational documents, (iii) any agreement or instrument to which it is a party or which is otherwise binding upon it, or (iv) any material judgment, license, order or permit applicable to or binding upon it;

(g) Except for those which have been duly obtained, no consent, approval, exemption, authorization or other action by, notice to, or filing with any governmental authority or third party is required in connection with the execution and delivery by the Borrowers and Guarantors of this Modification or to consummate the transactions contemplated hereby;

(h) When duly executed and delivered, this Modification will constitute the legal, valid and binding obligation of the Borrowers and Guarantors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to enforcement of creditors’ rights; and

(i) Other than as specified in this Modification, no Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents.

ARTICLE V

Miscellaneous

Section 5.1 Ratification of Agreement. The Loan Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to the Loan Agreement, as amended by this Modification. The execution, delivery and effectiveness of this Modification shall not operate as a waiver of any right, power or remedy of Bank or Secured Party under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

Section 5.2 Survival of Agreements. All representations, warranties, covenants and agreements of the Borrowers and Guarantors herein shall survive the execution and delivery of this Modification and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Borrowers and Guarantors hereunder or under the Loan Agreement or the Guaranty to Bank or Secured Party shall be deemed to constitute representations and warranties by, or agreements and covenants of, the Borrowers and Guarantors under this Modification and under the Loan Agreement and Guaranty.

Sixth Loan Modification Agreement – Page 3

Section 5.3 Loan Document. This Modification is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

Section 5.4 Governing Law. THIS MODIFICATION HAS BEEN EXECUTED OR COMPLETED AND/OR IS TO BE PERFORMED IN NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL RESPECTS BY THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

Section 5.5 Counterparts; Fax. This Modification may be executed in any number of counterparts and signature pages may be detached from multiple separate counterparts and attached to the same document. A telecopy or other electronic transmission of any such executed counterpart signature page shall be deemed valid as an original.

THIS MODIFICATION AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The Remainder of this Page is Intentionally Left Blank]

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IN WITNESS WHEREOF, this Modification is executed as of the date first above written.

BORROWERS:

ORGANIC PRODUCTS TRADING COMPANY LLC

By:	/s/ Andrew Gordon
Andrew Gordon, Manager

COFFEE HOLDING CO., INC.

By:	/s/ Andrew Gordon
Andrew Gordon, Manager

BANK/LENDER:

STERLING NATIONAL BANK

By:	/s/ Mark J. Long
Mark J. Long, Senior Vice President

[Signatures Continued On Next Page]

Agreed and acknowledged:

SONOFRESCO, LLC, Guarantor

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Manager

COMFORT FOODS, INC., Guarantor

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Manager

GENERATIONS COFFEE COMPANY, LLC, Guarantor

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	President

Validity Guarantors:

/s/ Andrew Gordon
Andrew Gordon

/s/ David Gordon
David Gordon